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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 10, 2004


                           CENTRAL FEDERAL CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware                    0-25045              34-1877137
             --------                    -------              ----------
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation or organization)         File Number)       Identification Number)


   601 Main Street, Wellsville, Ohio          42968            (330) 532-1517
   ---------------------------------          -----            --------------
(Address of principal executive offices)    (Zip Code)   (Registrant's Telephone
                                                                  Number)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 10, 2004, the registrant entered into a definitive agreement to acquire RJO Financial Services, Inc., d/b/a Reserve Mortgage Services, an Akron, Ohio based company licensed as a mortgage banker in Ohio, Florida and Georgia. The registrant will purchase all the outstanding common stock of RJO Financial Services, Inc., founded by Richard J. O'Donnell, for 153,846 newly issued shares of Central Federal Corporation Common Stock. Based on the $13.31 closing price of Central Federal Corporation Common Stock on June 10, 2004, the date of the announcement, the value of the acquisition was approximately $2.0 million.

A copy of the press release issued on June 10, 2004 is included as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of businesses acquired
(b) Pro forma financial information
    Financial statements required by sections 7(a) and 7(b) will be provided by an amendment to this Form 8-K that will be filed within 60 days of the required filing date of this Form 8-K, pursuant to Item 7(a)(4).

(c) Exhibits
         99.1  Press release issued on June 10, 2004




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Central Federal Corporation

 Date: June 16, 2004                    By:   /s/ Therese Ann Liutkus
                                              ----------------------------------
                                              Therese Ann Liutkus, CPA
                                              Chief Financial Officer